Exhibit B

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-64354 of Safeway Inc. on Form S-8 of our report dated June 28, 2010, relating to the financial statements and financial statement schedule of The Vons Companies, Inc. Pharmacists’ 401(k) Plan appearing in this Annual Report on Form 11-K of The Vons Companies, Inc. Pharmacists’ 401(k) Plan for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

San Francisco, California

June 28, 2010